EXHIBIT 99.1

For Release Wednesday, August 25, 2010; 5:00 PM EDT

CYBERONICS REPORTS STRONG FISCAL 2011 FIRST QUARTER RESULTS

Revenue Growth of 16%
U.S. Epilepsy Revenue Growth of 22%
Income from Operations Increases by 80% over Q1 FY 10

HOUSTON, Texas, August 25, 2010 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended July 30, 2010.

Quarterly highlights

Operating results and other achievements for the first quarter of fiscal 2011 compared to the first quarter of fiscal 2010 include:

•	Net sales of $44.8 million, a 16% increase from $38.5 million;

•	Year-over-year worldwide net product sales attributable to the epilepsy indication increased by more than 15% for the eleventh consecutive quarter;

•	U.S epilepsy unit sales increased by an estimated 13%;

•	Income from operations of $11.7 million, an increase of 80%;

•	EBITDA of $13.7 million, an increase of 47%;

•	Income per diluted share of $0.25 cents, an increase of 67% from non-GAAP income per diluted share of $0.15 cents.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: non-GAAP net income, non-GAAP income per diluted share and EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Net sales

Worldwide net sales for the first quarter of fiscal 2011 were $44.8 million compared to $38.5 million in the comparable period of fiscal 2010, an increase of 16%.  On a constant currency basis, the year-over-year sales increase was approximately 17%.

U.S. net product sales increased to $37.8 million compared with $30.9 million in the comparable period of fiscal 2010, an increase of $6.9 million or 22%.

International unit sales increased by 3% in the first quarter of fiscal 2011, and international net sales decreased by 9% to $6.6 million, due to economic factors in some countries, the increased proportion of sales made through distributors and the negative impact of foreign currency movements.  On a constant currency basis, international net sales decreased by approximately 4%.

Gross profit

The gross profit for the first quarter of fiscal 2011 was 87.8% of net sales, compared to 86.1% in the first quarter of fiscal 2010.  This increase is primarily a result of higher prices, increased production volumes and improved manufacturing efficiencies.

Operating expenses

Operating expenses increased by $1.0 million to $27.6 million for the first quarter of fiscal 2011 from the $26.6 million recorded in the comparable period of fiscal 2010 but were lower than the $30.0 million in the fourth quarter of the recently completed fiscal year, which included an extra week.

Product development expenses related to epilepsy have continued to increase in accordance with our plans, and we expect this trend to continue throughout fiscal 2011.  Total research and development spending increased by $1.4 million from the first quarter of fiscal 2010 to $6.5 million, and represented 14.4% of net sales.

Expenses for the quarter ended July 30, 2010 included $1.3 million for stock-based compensation, a reduction of $0.8 million from the comparable period of fiscal 2010.  We estimate that stock-based compensation expense for fiscal 2011 will be approximately $6.0 million.

Income from operations

The company reported income from operations of $11.7 million during the first quarter of fiscal 2011, which was 26.1% of net sales, compared with operating income of $6.5 million, or 16.9% of net sales, in the comparable period of fiscal 2010.

Net income

The company reported net income of $7.2 million, or $0.25 per diluted share, for the first quarter, compared with net income of $7.9 million, or $0.23 cents per share, in the first quarter of fiscal 2010.  On a non-GAAP basis, net income for the comparable quarter of fiscal 2010 was $4.1 million, or $0.15 cents per diluted share.  The effective tax rate recorded in the first quarter of fiscal 2011 was 38.3% compared with less than 3.0% in the comparable period in fiscal 2010.  We continue to expect that cash payments for taxes will not exceed 3.0% of income before tax during fiscal 2011.

Balance sheet and cash flow

The company reported operating cash flow of $7.5 million for the quarter ended July 30, 2010.  Available cash balances were $56.7 million at quarter end and debt outstanding was $7.0 million.  During the recently completed quarter, the company repurchased $8.4 million of its outstanding convertible debt for total cash consideration of $8.2 million and recorded a net gain of approximately $0.1 million, including the impact of tax and the accelerated amortization of deferred issuance costs.

Stock repurchase update

Through July 30, 2010, the company has repurchased approximately 217,000 shares of Cyberonics, Inc. common stock pursuant to the program announced earlier this calendar year whereby the board of directors authorized a repurchase of up to 1.0 million shares.

Results and objectives

“Fiscal 2011 has begun on a very positive note, with another double-digit sales increase,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “We continued to achieve strong growth in operating income, with our operating margin exceeding 25% this quarter.  The U.S. epilepsy team recorded one of our best quarters, which, following a strong fourth quarter of fiscal 2010, reinforces our optimism for fiscal 2011.

“Following reimbursement approval and physician training, patient implants have begun in Japan, a market vital to our international expansion.  Unit sales in Europe were weaker than in recent quarters, particularly in Germany and Scandinavia, and to a lesser extent in the U.K.  We are making adjustments based on specific market conditions and anticipate improvements later in the fiscal year.

“Product development is at the core of our plans to bring expanded device technology to patients with epilepsy, and as announced on our last call, we are committed to achieving several key product development milestones by the end of the current fiscal year.

“We announced recently that our co-founder and longest serving director, Reese Terry, will not stand for reelection to the Board of Directors at our Annual Meeting in September.  Reese served as a leader and provided technical inspiration for the company for more than 20 years.  We thank him for his valuable contributions to the company.”

Fiscal 2011 guidance

Cyberonics is increasing its net sales guidance to the range of $184 million to $188 million on a constant currency basis, as opposed to the previously provided range of $182 million to $187 million.  In addition, based on the results of the first quarter, the company now expects that income from operations will be in the range of $42 million to $45 million, as opposed to the previously provided range of $41 million to $44 million.

Additional details will be provided during the upcoming conference call and in the accompanying presentation slides, as described below.

Use of Non-GAAP financial measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP income per diluted share measure the income and income per share of the company excluding the gain on early extinguishment of the company’s convertible debt, which is considered by management to be outside of the normal on-going operations of the company, as well as presenting fiscal 2010 comparisons as if the company had an effective tax rate consistent with that in the first quarter of fiscal 2011.  Management uses and presents non-GAAP net income and non-GAAP income per diluted share because management believes that in order to better understand the company’s short and long-term financial trends, on-going operating activities should be considered to understand the impact of these unusual items.  Management also uses non-GAAP net income to forecast and to evaluate the operational performance of the company as well as to compare results of current periods to prior periods on a consistent basis.  Earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Fiscal Year 2011 First Quarter Results Conference Call Instructions

A conference call to discuss fiscal year 2011 first quarter results will be held at 9:00 AM EDT on Thursday, August 26, 2010.  To listen to the conference call live by telephone dial 877-313-8035 (if dialing from within the U.S.) or 706-679-4838 (if dialing from outside the U.S.).  The conference ID is 89806599.  Presentation slides will be available on-line at www.cyberonics.com no later than 8:00 AM EDT on Thursday, August 26, 2010.  A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing from outside the U.S.).  The replay conference ID access code is 89806599.  The replay will be available for one week on the above number and subsequently on the company’s website for a period of six months.

About Cyberonics, Inc. and VNS Therapy®

Cyberonics, Inc. (NASDAQ:CYBX) is a medical technology company with core expertise in neuromodulation.  The company developed and markets the Vagus Nerve Stimulation (VNS) Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in approximately 70 countries worldwide, and to date more than 60,000 patients have been implanted with the device.

Additional information on Cyberonics and VNS Therapy is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning growth in sales and operating income in fiscal 2011, regular patient implants in Japan, improving sales in Europe, including Germany, Scandinavia, and the U.K. later in fiscal 2011, achieving key product development milestones by the end of fiscal 2011, and fiscal 2011 guidance, as follows: increasing product development expenses, stock-based compensation expense of approximately $6.0 million, sales of $184 million to $188 million, and operating income of $42 million to $45 million, and cash payments for taxes not to exceed 3%. Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy™ for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the potential identification of material weaknesses in our internal controls over financial reporting; risks and costs associated with such governmental inquiries and any litigation relating thereto or to our stock option grants, procedures, and practices and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2010.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

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CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	July 30, 2010	April 30, 2010
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$56,651,778	$59,229,911
Restricted cash	1,000,000	1,000,000
Accounts receivable, net	25,024,663	26,185,143
Inventories	15,055,813	14,207,759
Deferred tax assets	7,251,685	12,126,758
Other current assets	2,533,520	2,495,019
Total Current Assets	107,517,459	115,244,590
Property and equipment, net and other assets	13,377,362	10,894,898
Deferred tax assets	30,368,476	29,624,489
Total Assets	$151,263,297	$155,763,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	$17,506,980	$23,325,253
Long term liabilities:
Convertible notes	7,048,000	15,460,000
Deferred license revenue and other	5,744,883	6,119,077
Total Long Term Liabilities	12,792,883	21,579,077
Total Liabilities	30,299,863	44,904,330
Total Stockholders' Equity	120,963,434	110,859,647
Total Liabilities and Stockholders' Equity	$151,263,297	$155,763,977

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited except where indicated)

	Thirteen Weeks Ended
	July 30, 2010	July 24, 2009

Net sales	$44,798,763	$38,501,237
Cost of sales	5,462,202	5,340,145
Gross Profit	39,336,561	33,161,092

Operating Expenses:
Selling, general and administrative	21,176,496	21,618,891
Research and development	6,468,867	5,030,089

Total Operating Expenses	27,645,363	26,648,980
Income from Operations	11,691,198	6,512,112
Interest income	12,843	42,263
Interest expense	(108,339)	(502,685)
Gain on early extinguishment of debt	83,074	1,524,330
Other income, net	(72,312)	492,889
Income before income tax	11,606,464	8,068,909
Income tax expense	4,443,168	203,450

Net income	$7,163,296	$7,865,459

Basic income per share	$0.26	$0.29
Diluted income per share	$0.25	$0.23

Shares used in computing basic income per share	27,775,564	27,532,410
Shares used in computing diluted income per share	28,212,891	27,748,461

 CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(Unaudited except where indicated)

	Thirteen Weeks Ended
	July 30, 2010	July 24, 2009

Cash Flow from Operating Activities:
Net Income	$7,163,296	$7,865,459
Non-Cash Items Included in Net Income
Gain on early extinguishment of debt	(83,074)	(1,524,330)
Stock-based compensation	1,317,605	2,203,438
Deferred income tax	4,131,086	2,451
Unrealized (gain) loss in foreign currency transactions	101,733	(591,026)
Other	354,860	199,404
Changes in Operating Assets and Liabilities
Accounts receivable, net	897,305	(2,284,773)
Inventories	(842,241)	(588,709)
Other	(5,528,973)	(1,270,753)
Net Cash Provided By Operating Activities	7,511,597	4,011,161

Cash Flow From Investing Activities:
Net Cash Used in Investing Activities	(3,574,968)	(715,340)

Cash Flow From Financing Activities:
Repurchase of convertible notes	(8,241,260)	(13,845,400)
Proceeds from issuance of common stock	4,209,025	389,626
Purchase of treasury stock	(2,576,878)	(37,551)
Net Cash Used In Financing Activities	(6,609,113)	(13,493,325)

Effect of Exchange Rate Changes on Cash & Cash Equivalents	94,351	230,236
Net Decrease in Cash and Cash Equivalents	(2,578,133)	(9,967,268)
Cash and Cash Equivalents at Beginning of Period	59,229,911	66,225,479
Cash and Cash Equivalents at End of Period	$56,651,778	$56,258,211

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Thirteen Weeks Ended
	July 30, 2010	July 24, 2009

Net Income	$7,163,296	$7,865,459

Deduct gain on early extinguishment of debt from net income, includes tax considerations among other effects at an effective tax rate of 38.3%	(46,215)	(903,195)
Deduct tax expense at an effective tax rate of 38.3%	-	(2,886,942)

Non-GAAP net income	$7,117,081	$4,075,322

Diluted shares outstanding	28,212,891	27,748,461
Non-GAAP diluted shares outstanding	28,212,891	27,748,461

Diluted income per share	0.25	0.23
Non-GAAP diluted income per share	0.25	0.15

Income from Operations	$11,691,198	$6,512,112
Depreciation and amortization	662,549	572,896
Stock based compensation	1,317,605	2,203,438
EBITDA	$13,671,352	$9,288,446